UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street 50th Floor, Suite 5000
Chicago, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David D. Guilmette as Chief Executive Officer

On August 6, 2024, Alight, Inc. (“Alight” or the “Company”) announced that its Board of Directors (the “Board”) and Stephan D. Scholl had mutually agreed that Mr. Scholl would step down as the Company’s Chief Executive Officer, effective upon the Board appointing his successor. On August 26, 2024, the Company announced that on August 20, 2024 (the “Effective Date”), its Board appointed David D. Guilmette to serve as the Company’s Chief Executive Officer, effective as of the Effective Date.

Mr. Guilmette has served as a member of the Board and its Audit Committee since May 2024, and as Vice Chair of the Board since July 2024. Mr. Guilmette resigned from his position on the Board’s Audit Committee as of the Effective Date, but will continue to serve as a director on and as Vice Chair of the Board. Additionally, Mr. Guilmette has served as the co-founder of WorldClass Health since March 2024. Mr. Guilmette most recently served in a number of senior leadership roles at Aon plc (NYSE: AON) (“Aon”) between November 2019 to March 2024, including strategic advisor to the CEO and President of Aon from February 2023 to March 2024 and CEO of Aon’s Global Health Solutions from November 2019 to January 2023. Before joining Aon, Mr. Guilmette served as President of Cigna Group’s (NYSE: CI) (“Cigna”) Global Employer segment from July 2012 to November 2019 and President of Cigna’s National, Pharmacy & Product division from 2010 to 2012. During Mr. Guilmette’s tenure with Cigna, he served on the Board of Managers of Cigna Ventures LLC and on Cigna’s Innovation Advisory Board as chair. Prior to joining Cigna, Mr. Guilmette served as a Managing Director at Towers Perrin (n/k/a Willis Towers Watson PLC) (Nasdaq: WTW) between February 2005 to February 2010. Since August 2023, Mr. Guilmette has served on the board of SwordHealth. Mr. Guilmette holds a B.A. in Political Science from University of Chicago.

Mr. Guilmette does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Guilmette has been appointed to the Chief Executive Officer position. Other than the information related to the Cooperation Agreement, as defined in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 4, 2024 (the "Proxy Statement"), set forth in “Certain Relationships and Related Person Transactions – Arrangements Involving Other Stockholders that Beneficially Own More than 5% of Any Class of Stock – Transactions with 5% Holders” in the Proxy Statement, which is incorporated herein by reference, there have been no transactions directly or indirectly involving Mr. Guilmette that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his appointment as the Company’s Chief Executive Officer, the Company, Alight Solutions LLC, a subsidiary of the Company (“Alight Solutions”), and Mr. Guilmette entered into an Employment Agreement (the "Employment Agreement"), dated as of August 25, 2024, providing for total target compensation for 2024 of $9,110,000, consisting of (i) annual base salary of $870,000, (ii) target annual incentive compensation of $1,740,000, and (iii) target long-term incentive compensation of $6,500,000. The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Departure of Stephan D. Scholl as Chief Executive Officer and as a Member of the Board

In connection with the appointment of Mr. Guilmette as the Company’s Chief Executive Officer, Mr. Scholl stepped down as the Company's Chief Executive Officer as of the Effective Date. To facilitate a smooth transition of his responsibilities, the Company, Alight Solutions and Mr. Scholl entered into a transition agreement, dated as of August 23, 2024 (the “Transition Agreement”), pursuant to which Mr. Scholl will continue as a strategic advisor for a transition period of up to six months (the “Transition Period”).

During the Transition Period, Mr. Scholl will continue to be an employee of the Company providing transition advice and consultation services. Mr. Scholl’s base salary under the Transition Agreement will continue to be $800,000, and he will continue to be eligible to participate in the Company’s employee benefit plans on the same basis as immediately prior to the commencement of the Transition Period and in the Company’s annual incentive plan per his existing employment agreement with Alight Solutions, dated as of August 18, 2021 (the “Scholl Agreement”). Mr. Scholl’s previously awarded equity awards will continue to vest during the Transition Period. Subject to Mr. Scholl’s provision of transition services during the Transition Period, continued compliance with restrictive covenants under the Scholl Agreement and timely execution and non-revocation of a General Release at the end of the Transition Period, Mr. Scholl will be entitled to receive the post-employment payments and benefits consistent with a termination without cause under the Scholl Agreement. The foregoing description of the material terms of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Mr. Scholl also stepped down from his position as a member of the Board and from other officer positions, effective as of the Effective Date. Following Mr. Scholl's departure, the size of the Board has been reduced from 11 directors to 10 directors. Mr. Scholl’s departure is not related to a disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On August 26, 2024, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the matters described in Item 5.02 above.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 25, 2024, by and between the Company, Alight Solutions LLC and David D. Guilmette.
10.2	Transition Agreement, dated as of August 23, 2024, by and between the Company, Alight Solutions LLC and Stephan Scholl.
99.1	Press release of Alight, Inc. dated August 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	August 26, 2024	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary